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                                                                   EXHIBIT 10.7B

                               PROMISSORY NOTE


$13,333.33                                                        May 29, 1997
                                                           Seattle, Washington

      FOR VALUE RECEIVED, James P. Chamberlin ("Maker"), promises to pay to the order of fine.com Corporation, a Washington corporation ("Payee"), the principal sum of Thirteen Thousand Three Hundred Thirty-Three Dollars and Thirty-Three cents ($13,333.33), with interest thereon from the date hereof, at the rate of nine percent (9%) per annum. Principal and interest shall be payable in lawful money of the United States, at such place as any holder hereof may designate in writing.

      Principal and interest shall be due and payable in one lump-sum payment on January 31, 1998. Maker shall have the right, upon payment of all accrued interest to the date of payment, to prepay at any time in advance of maturity, without premium or penalty, all or any part of the principal amount of this Note.

      It is the intent of Maker and Payee to comply at all times with the usury and other applicable United States federal laws or laws of the State of Washington (to the extent not preempted by federal law, if any) now or hereafter governing the interest payable on this Note, to the extent any of the same are applicable hereto. If the laws of the State of Washington or the United States are revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note, or any other instrument contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced hereby, or if any prepayment by Maker results in Maker's having paid any interest in excess of that permitted by law, then it is Maker's and Payee's intent that, notwithstanding any provision to the contrary contained in this Note (a) all excess amounts theretofore collected by Payee be refunded to Maker, and (b) the provisions of this Note immediately be deemed reformed, and the amount thereafter collectible hereunder and thereunder reduced, without necessity of the execution of any new document, so as to comply with the then applicable law.

      This Note is to be construed in all respects and enforced according to the laws of the State of Washington. Maker expressly waives diligence, presentment, demand, protest, notice of any kind whatsoever.

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      EXECUTED this 29th day of May, 1997.



                                          /s/ James P. Chamberlin
                                      -------------------------------
                                      James P. Chamberlin